Exhibit 15.2

[PricewaterhouseCoopers Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 26, 2006, which appears in NetEase.com, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2005, in the Registration Statement on Form S-8 (No. 333-100069).

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

June 28, 2006